Exhibit 4.1

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE OR SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS WRITTEN EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER IS SUPPLIED TO THE BORROWER TO THE EFFECT THAT THE PROPOSED OFFER, SALE, ASSIGNMENT OR OTHER TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

unSECURED CONVERTIBLE note

$[        ]September [   ], 2019

FOR VALUE RECEIVED, COOL HOLDINGS, INC., a Maryland corporation (the “Borrower”), hereby promises to pay [            ] (the “Holder”), the principal sum of [              ] and No/100 Dollars ($[         ]), together with simple interest thereon.  Interest shall accrue at a rate of twelve percent (12%) per annum commencing on the date hereof, and shall be calculated based on a 360-day year of twelve 30-day months.  Unless earlier converted into shares of Equity Securities (as defined below) pursuant to the terms of this Note or paid in full in accordance with the terms hereof, (a) accrued interest shall be payable to the Holder quarterly in arrears commencing on the date that the Borrower obtains any shareholder or other required regulatory approval (the “Approval Date”) to permit the conversion of this note, in stock of the Borrower, and (b) the outstanding principal amount and any unpaid accrued interest shall be due and payable by Borrower on demand by the Holder at any time after the earlier of: (i) the date 12 months following the original issuance date of this Note (“Maturity Date”) and (ii) an Event of Default (as defined below).

1.Payment.  Except in connection with the conversion of principal and unpaid accrued interest hereunder into the common stock of the Borrower (the “Equity Securities”)  as provided for herein, (i) all payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower; and (ii) payment shall be credited first to accrued interest due and payable and the remainder applied to principal.

2.Unsecured Obligation.  This Note is an unsecured obligation of the Borrower.

3.Use of Proceeds.  The Borrower agrees to use the principal sum hereunder only in connection with the Borrower’s acquisition of Simply Mac, Inc. from GameStop Corp.

4.Conversion of the Note.  This Note shall be convertible according to the following terms:

(a)The principal and unpaid accrued interest of this Note will be automatically converted into Equity Securities on the Approval Date.  The number of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by the Conversion Price. “Conversion Price” shall mean the amount which is 30% below the twenty-day volume weighted average price immediately prior to the Approval Date.

(b)Upon the conversion of this Note into Equity Securities, in lieu of any fractional shares to which the Holder of this Note would otherwise be entitled, the Borrower shall pay the Holder cash equal to such fraction multiplied by the issue price of such Equity Securities.

(c)Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Borrower.  As soon as practicable thereafter, the Borrower will issue in the name of and deliver to the Holder, a certificate or certificates for the number of shares of the Equity Securities to which the Holder shall be entitled on such conversion.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of conversion.

5.Events of Defaults and Remedies.  The following events shall be considered Events of Default with respect to this Note: (a) the Borrower shall default in the payment of any part of the principal or unpaid accrued interest on this Note when due; (b) the Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower or any subsidiary in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower or any subsidiary, or of all or any substantial part of the properties of the Borrower or any subsidiary, or the Borrower or any subsidiary or any of their respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Borrower or any subsidiary; (c) within thirty (30) days after the commencement of any proceeding against the Borrower or any subsidiary seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Borrower or any subsidiary of any trustee, receiver or liquidator of the Borrower or any subsidiary or of all or any substantial part of the properties of the Borrower or any subsidiary, such appointment shall not have been vacated; (d) any material representation or warranty made by the Borrower or any subsidiary in this Note or any agreement or instrument provided to the Holder  in accordance with the specific terms and conditions of this Note shall prove to have been incorrect when made in any material respect; (e) the Borrower or any subsidiary fails to perform or observe any covenant contained in this Note where the failure to do so could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower; (f) any material judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a material part of the property of the Borrower and such judgment, writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or (g) this Note is deemed to be unenforceable.  Upon the occurrence of an Event of Default under Section 4 hereof, at the option and upon the declaration of the Holder of this Note, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise. The Borrower shall promptly notify the Holder of the occurrence of any Event of Default.

6.Miscellaneous.

(a)Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.  This Note shall be transferable and assignable by the Holder at any time subsequent to the date hereof subject to the requirement (i) that any transferee or assignee of this Note must first agree in writing, in a form acceptable to the Borrower, to be bound by the terms of this Note, (ii) that any such assignment or transfer be, in the reasonable opinion of the Borrower’s counsel, in full compliance with applicable state and federal securities laws.

(b)Governing Law.  This Note shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Any claims or legal actions arising hereunder shall be commenced and maintained in any state or federal court of competent jurisdiction located in the State of New York, and the Holder consents and submits to the exclusive jurisdiction and venue of any such court.

(c)Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(Signature Page Follows)

IN WITNESS WHEREOF, the Borrower has caused this Unsecured Convertible Note to be signed in its name and executed as of the date first above written.

COOL HOLDINGS, INC.

By:  ______________________________

Name:  Vernon A. LoForti

Title:  Senior VP & CFO

ACKNOWLEDGED AND AGREED:

HOLDER:

[                     ]

Signature:

Name:

Title:

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